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                                                                    Exhibit 23.2

We consent to the reference to our firm under the captions "Summary Financial Information", "Selected Financial Data" and "Experts" and to the use of our report dated May 18, 1999, except for Note 9, as to which the date is July 29,
1999, in the Registration Statement (Form S-1 No. 33-      ) and related
Prospectus of Data Return Corporation dated July 29, 1999.

                                          /s/ Ernst & Young LLP

Dallas, Texas
July 29, 1999